As filed with the Securities and Exchange Commission on December 16, 2004
                                                       Registration No. 333-____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                               Stolt-Nielsen S.A.
             (Exact name of registrant as specified in its charter)

           Luxembourg                                  Not Applicable
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

       c/o Stolt-Nielsen Limited
             Aldwych House                                 WC2B 4HN
             71-91 Aldwych                                 (Zip Code)
            London, England
(Address of Principal Executive Offices)

                                   ----------
                    STOLT-NIELSEN S.A. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                   ----------

                              Alan B. Winsor, Esq.
              Senior Vice President, Secretary and General Counsel
                               Stolt-Nielsen Inc.
                       8 Sound Shore Drive, P.O. Box 2300
                          Greenwich, Connecticut 06836
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                      of Agent For Service: (203) 625-3667

                          Copy to: Gregory Pryor, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036

                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
     Title Of Securities To Be          Amount To         Proposed Maximum            Proposed Maximum           Amount of
            Registered                     Be            Offering Price per          Aggregate Offering      Registration Fee
                                      Registered(1)           Share(2)                    Price(2)
-----------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value(3)          4,512,000              $27.09                   $122,230,080            $14,386.48
=============================================================================================================================

(1) The number of Common Shares being registered represents the number of shares issuable to employees pursuant to the Stolt-Nielsen S.A. 1997 Stock Option Plan. This Registration Statement on Form S-8 shall also cover any additional Common Shares which become issuable under the Stolt-Nielsen S.A. 1997 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The maximum aggregate offering price of the Common Shares is based on the amount of Common Shares to be registered, multiplied by the average of the high and low sale prices per American Depositary Shares (each representing one Common Share) on the Nasdaq National Market on December 14, 2004.

(3) American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Common Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-90728) of the Registrant.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers an additional 4,512,000 Common Shares of Stolt-Nielsen S.A. issuable under the Stolt-Nielsen S.A. 1997 Stock Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-6900) filed with the Securities and Exchange Commission on May 23, 1997, are incorporated herein by reference.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement and made a part hereof:

     1. The Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 2003 (including the description of share capital contained therein) filed with the Commission on June 16, 2004 and the Registrant's Annual Report on Form 20-F/A (Amendment No. 1) for the fiscal year ended November 30, 2003 filed with the Commission on July 1, 2004; and

     2. The Registrant's Report on Form 6-K furnished to the Commission on December 30, 2003, January 21, 2004, February 19, 2004, February 20, 2004, March 15, 2004, March 22, 2004, March 26, 2004, March 30, 2004, April 5, 2004, April
27, 2004, June 17, 2004, July 14, 2004, August 5, 2004, August 23, 2004,
September 13, 2004, October 13, 2004, November 15, 2004 and December 6, 2004.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that the Registrant shall indemnify any present or former director or officer to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding (whether civil, criminal, or otherwise, including appeals), actual or threatened, in which he becomes involved as a party or otherwise by virtue of his being or having been such director or officer, and against amounts paid or incurred by him in the settlement thereof; provided, however, that no such indemnification shall be provided for any director or officer: (i) against any liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Registrant; or (iii) in the event of a settlement, unless the settlement has been approved by the court or by the Board of Directors. Such indemnification includes, without limitation, attorneys' fees, costs, judgments, and amounts paid in settlement.

     In each case, the enforceability of the Registrant's obligation to indemnify, pay or reimburse a director or officer would be limited by the laws of Luxembourg. The Registrant has been advised by Elvinger, Hoss & Prussen, its Luxembourg counsel, that under Luxembourg law indemnification of directors and officers is a matter of contract, and that the Articles of Incorporation would be enforceable as such as a contract.

Item 8.  Exhibits.

Exhibit
 Number                               Description
-------                               -----------

4.1 Articles of Incorporation of the Registrant. Incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 2003, filed with the Securities and Exchange Commission on June 16, 2004.

4.2 Deposit Agreement among the Registrant, Citibank, N.A., as Depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder. Incorporated by reference to Exhibit A to the Registrant's Registration Statement on Form F-6 (File No. 33-90728) filed with the Securities and Exchange Commission on June 13, 2002.

4.3            Form of American Depositary Receipt (included in Exhibit 4.2).

5.1            Opinion of Elvinger, Hoss & Prussen.

23.1 Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 to this Registration Statement).

23.2           Consent of Deloitte & Touche LLP.

24 Power of Attorney (included on signature pages of this Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oslo, Norway on this 16th day of December, 2004.

                                          STOLT-NIELSEN S.A.

                                          By: /s/ Niels G. Stolt-Nielsen
                                             --------------------------------
                                              Name:   Niels G. Stolt-Nielsen
                                              Title:  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Chr. Engelhardtsen, Alan B. Winsor and John Wakely, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 16, 2004.

         Signature                                   Title
         ---------                                   -----

/s/ Niels G. Stolt-Nielsen                  Chief Executive Officer and Director
------------------------------------
Niels G. Stolt-Nielsen

/s/ Jan Chr. Engelhardtsen                  Chief Financial Officer
------------------------------------
Jan Chr. Engelhardtsen

/s/ Jacob Stolt-Nielsen                     Chairman of the Board of Directors
------------------------------------
Jacob Stolt-Nielsen

/s/ Roelof Hendriks                         Director
------------------------------------
Roelof Hendriks

------------------------------------        Director
James B. Hurlock

/s/ Christer Olsson                         Director
------------------------------------
Christer Olsson

/s/ Jacob B. Stolt-Nielsen                  Director
------------------------------------
Jacob B. Stolt-Nielsen

/s/ Christopher J. Wright                   Director
------------------------------------
Christopher J. Wright

STOLT-NIELSEN INC.,
  its duly authorized representative
  in the United States

By: /s/ Alan B. Winsor
   -----------------------------------------
   Name:    Alan B. Winsor
   Title:   Senior Vice President, Secretary
            and General Counsel

                                  EXHIBIT INDEX

Exhibit
 Number                              Description
-------                              -----------

4.1 Articles of Incorporation of the Registrant. Incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 2003, filed with the Securities and Exchange Commission on June 16, 2004.

4.2 Deposit Agreement among the Registrant, Citibank, N.A., as Depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder. Incorporated by reference to Exhibit A to the Registrant's Registration Statement on Form F-6 (File No. 33-90728) filed with the Securities and Exchange Commission on June 13, 2002.

4.3            Form of American Depositary Receipt (included in Exhibit 4.2).

5.1            Opinion of Elvinger, Hoss & Prussen.

23.1 Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 to this Registration Statement).

23.2           Consent of Deloitte & Touche LLP.

24 Power of Attorney (included on signature pages of this Registration Statement).